Exhibit 21

SUBSIDIARY OF GLOBAL SHIP LEASE, INC.

Name	Jurisdiction of Incorporation	Name Under Which the Subsidiary does Business

Global Ship Lease Services Limited	United Kingdom	Global Ship Lease Services Limited